Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

KH Funding Company
Silver Spring, Maryland

We hereby consent to the inclusion in the Post- Effective Amendment No. 3 to the Registration Statement on Form SB-2 (Registration No. 333-135330) on Form S-1 (as amended, the “Registration Statement”) of KH Funding Company (the “Company”) of our report dated April 10, 2008 pertaining to the financial statements of the Company for the two years ended December 31, 2007. We also hereby consent to the reference to us under the heading “Experts” in the Prospectus that is part of the Registration Statement.

/s/ Stegman & Company

Baltimore, Maryland
May 5, 2008